UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 22, 2019

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Asset and Stock Purchase Agreement

On February 22, 2019, Terex Corporation (“Terex” or the “Company”) entered into an Asset and Stock Purchase Agreement (the “ASPA”) with Tadano Ltd. (“Tadano”). Pursuant to the ASPA, Terex is selling its Demag mobile cranes business to Tadano for an enterprise value of $215 million (the “Transaction”). The consideration is being paid in cash and the cash received will be net of indebtedness, as such term is defined in the ASPA. The purchase price is subject to post-closing adjustments based upon the level of net working capital and cash and debt in the Demag mobile cranes business at the closing date.

The products to be divested by Terex are Demag® all terrain cranes and large crawler cranes. The Transaction, which is subject to governmental regulatory approvals and other customary closing conditions, is targeted to close in mid-2019.

There are no material relationships among the Company and Tadano or any of their respective affiliates, other than with respect to the ASPA and the related ancillary agreements.

The representations, warranties and covenants of the parties contained in the ASPA have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the ASPA, (ii) have been qualified by confidential disclosures made by the parties to each other in connection with the ASPA, (iii) are subject to materiality qualifications contained in the ASPA which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the ASPA or such other date as is specified in the ASPA and (v) have been included in the ASPA for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the ASPA is included with this report only to provide investors with information regarding the terms of the ASPA, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the ASPA, which subsequent information may or may not be fully reflected in the parties' public disclosures.

The foregoing summary of the material terms of the ASPA does not purport to be completed and is qualified in its entirety by reference to the ASPA, a copy of which is included as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 22, 2019, Terex issued a press release announcing its entry into the ASPA. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 7.01 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),

or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

    2.1 Asset and Stock Purchase Agreement, dated as of February 22, 2019 by and between Terex Corporation and Tadano Ltd. *

    99.1 Press release of Terex Corporation issued on February 22, 2019.

*    Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Terex Corporation undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2019

TEREX CORPORATION

By: /s/ Eric I Cohen_______
Eric I Cohen Senior Vice President, Secretary and General Counsel